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                                 EXHIBIT 3.1(b)

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Microfilm Number 9709-541    Filed with the Department of State on Jan 28, 1997
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Entity Number 145993                     /s/ Yvette Kane
              ------         --------------------------------------------
                                     Secretary of the Commonwealth

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

      In compliance with the requirements of 15 Pa.C.S. *1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.    The name of the corporation is: Penn Treaty American Corporation

2. The (a) address of the corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

      (a) 3440 Lehigh Street       Allentown      PA        18103     Lehigh
          ------------------       ---------      --        -----     ------
          Number and Street           City       State       Zip      County

      (b)
c/o:---------------------------------------------------------------------------
              Name of Commercial Registered Office Provider              County

      For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended

4.    The date of its incorporation is: May 13, 1965

5.    (Check, and if appropriate complete, one of the following):

      X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

            The amendment shall be effective on:        at
      --                                         ------    ------
                                                 Date      Hour

6.    (Check one of the following):

      X The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

      ___ The amendment was adopted by the board of directors pursuant to 15 PA.C.S. Section 1914(c).

7.    (Check, and if appropriate complete, one of the following:

      X The amendment adopted by the corporation, set forth in full, is as follows: The first paragraph of Article FIFTH shall be amended and restated in its entirety as follows:

                  "The aggregate number of shares which the Corporation shall have the authority to issue is 25,000,000 shares of common stock, par value $.10 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock")."

      ___ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.


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8.    (Check if the amendment restates the Articles):

      ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

      IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 27th day of January, 1997.
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                                              Penn Treaty American Corporation
                                              ---------------------------------
                                                  (Name of Corporation)

                                        BY:     /s/  A.J. Carden
                                              ---------------------------------


                                        TITLE:  Executive Vice President
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